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                                            MAGNA GROUP, INC.                          Exhibit 11.1
                              COMPUTATION OF NET INCOME PER COMMON SHARE               ------------
                                (In thousands, except per share data)

                                                           Three Months Ended                Six Months Ended
                                                                June 30                          June 30
                                                           1996          1995               1996         1995
                                                        ----------     ---------         ---------     ---------
Primary
- -------
      Average common shares outstanding                     28,509        27,683            28,380        27,633
      Assumed exercise of employee stock options               117           138               119           124
                                                        ----------     ---------         ---------     ---------
          Total                                             28,626        27,821            28,499        27,757
                                                        ==========     =========         =========     =========

      Net income                                           $15,859       $12,399           $30,202       $24,034
      Less preferred stock dividends:
          Class B voting preferred                              (1)           (1)               (2)           (2)
                                                        ----------     ---------         ---------     ---------
               Net income                                  $15,858       $12,398           $30,200       $24,032
                                                        ==========     =========         =========     =========

      Per common share:
               Net income                                    $0.55         $0.45             $1.06         $0.87
                                                        ==========     =========         =========     =========

Fully Diluted<FA>
- -----------------
      Average common shares outstanding                     28,509        27,683            28,380        27,633
      Assumed exercise of employee stock options               130           156               135           168
      Assumed conversion of:
          7% convertible subordinated capital notes            799           911               809           921
          8-3/4% convertible subordinated debentures           694            --               693            --
                                                        ----------     ---------         ---------     ---------
               Average common shares and common share
                 equivalents                                30,132        28,750            30,017        28,722
                                                        ==========     =========         =========     =========

      Net income                                           $15,859       $12,399           $30,202       $24,034
      Less preferred stock dividends:
          Class B voting preferred                              (1)           (1)               (2)           (2)
      Elimination of interest net of related tax
        effects on:
          7% convertible subordinated capital notes            164           200               337           400
          8-3/4% convertible subordinated debentures           359            --               713            --
                                                        ----------     ---------         ---------     ---------
               Fully diluted net income                    $16,381       $12,598           $31,250       $24,432
                                                        ==========     =========         =========     =========

      Per common share:
               Net income                                    $0.54         $0.44<FA>         $1.04         $0.85<FA>
                                                        ==========     =========         =========     =========

<FA>Inclusion of common share equivalents for the 8-3/4% convertible subordinated debentures for the three month and six month periods ended June 30, 1995 in the calculation of fully diluted net income per common share results in antidilution, and therefore, these are excluded from the computation.
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